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                                                                    EXHIBIT 3.68

                                                                          [SEAL]

                              CERTIFICATE OF MERGER
                                       OF
                            OI UNITED GLASS FTS INC.
                                      INTO
                         OWENS-BROCKWAY PACKAGING, INC.

          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

               Name                                 State of Incorporation
               ----                                 ----------------------

     OI United Glass FTS Inc.                              Delaware
     Owens-Brockway Packaging, Inc.                        Delaware

          SECOND:   That an agreement of merger between the parties to the
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD:    That the name of the surviving corporation of the merger is
Owens-Brockway Packaging, Inc., a Delaware corporation.

          FOURTH:   That the certificate of incorporation of Owens-Brockway
Packaging, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

          FIFTH:    That the executed agreement of merger is on file at the
principal place of business of the surviving

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corporation. The address of the principal place of business of the surviving corporation is Owens-Brockway Packaging, Inc., One Seagate, Toledo, Ohio 43666.

          SIXTH:    That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                                            OWENS-BROCKWAY PACKAGING, INC.,
                                             A Delaware corporation

                                            By:   /s/ Thomas L. Young
                                                --------------------------------
                                                      Thomas L. Young
                                                      Vice President

ATTEST:

By:      /s/ Howard G. Bruss
    ----------------------------
             Howard G. Bruss
             Secretary

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